Exhibit 47

JOINDER AGREEMENT

December 22, 2024

Nordstrom, Inc.
1617 Sixth Avenue
Seattle, Washington 98101
Attention: Ann Munson Steines, Chief Legal Officer, General Counsel and Corporate Secretary

Erik B. Nordstrom
Peter E. Nordstrom
1617 Sixth Avenue
Seattle, Washington 98101
Attention: Erik B. Nordstrom and Peter E. Nordstrom

Ladies and Gentlemen:

Each of the undersigned (collectively, the “Family Owners”) hereby acknowledges that he, she or it has received and reviewed a copy of the Nondisclosure Confidentiality Agreement, dated as of April 17, 2024, by and among Erik B. Nordstrom, Peter E. Nordstrom, and certain related trusts (collectively, “Messrs. Erik and Pete Nordstrom”) and Nordstrom, Inc. (the “Company”), a copy of which is attached hereto as Exhibit A (such agreement, together with that certain Joinder Agreement, dated as of September 3, 2024, by and among Messrs. Erik and Pete Nordstrom, the other parties signatory thereto, and certain related trusts, entities and persons, the “NDA”). Capitalized terms used but not defined in this letter agreement (this “Joinder”) and the term “person” have the meaning ascribed thereto in the NDA.

Each Family Owner acknowledges that he, she or it is a potential source of financing to Messrs. Erik and Pete Nordstrom in connection with the Possible Transaction. Accordingly, each Family Owner acknowledges that he, she or it is a Representative of Messrs. Erik and Pete Nordstrom pursuant to the terms of the NDA and that all references to “Representatives” in the NDA will be deemed to include such Family Owner.

Each Family Owner hereby acknowledges and agrees that:

(i)             such Family Owner has been informed by Messrs. Erik and Pete Nordstrom of the confidential nature of the Proprietary Information and the Transaction Information;

(ii)            such Family Owner shall act in accordance with and be bound by the provisions of the NDA applicable to Messrs. Erik and Pete Nordstrom as if a party thereto;

(iii)           such Family Owner is a member of the Transaction Group and the Transaction Group shall automatically, and without any further action by any person, be disbanded on the date that is the earlier of twelve months after the date of the NDA and the date on which Messrs. Erik and Pete Nordstrom notify the Company in writing that they have elected to cease participating in the Transaction Group, which disbandment shall be binding upon all members of the Transaction Group, including the Family Owners; and

(iv)           the Proprietary Information and/or Transaction Information may contain or may itself be material non-public information concerning the Company and he, she or it has been advised of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information about the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information; and

(v)            none of the Company, Messrs. Erik and Pete Nordstrom or their respective Representatives (other than such Family Owner) shall have any liability whatsoever to such Family Owner or any of its representatives, including, without limitation, in contract, tort or under federal or state securities laws, relating to or resulting from the use of the Proprietary Information or any errors therein or omissions therefrom.

Each Family Owner and the Company hereby acknowledge and agree that:

(i)             The allowance set forth Section 7(a)(ii) of the NDA shall be amended to include James F. Nordstrom, Jr. in that provision; and

(ii)            Nothing herein or in the NDA shall preclude any Family Owner from transferring or selling any securities of the Company in the Possible Transaction.

This letter agreement shall be governed by the terms and conditions set forth in Section 11 of the NDA, as applicable, mutatis mutandis, as if the Family Owners were Messrs. Erik and Pete Nordstrom.

[Signature Page Follows]

Very truly yours,

FAMILY OWNERS:

Blake Mowat Bentz 1991 Trust

By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Trustee

Kyle Andrew Bentz Trust 1993

By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Trustee

LN Medina Family LLC

By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Manager

/s/ Kimberly Mowat Bentz
Kimberly Mowat Bentz

/s/ Mari Mowat Wolf
Mari Mowat Wolf

BWN Trust u/w Blake W. Nordstrom

By:	/s/ Molly Nordstrom
Name:	Molly Nordstrom
Title:	Trustee

/s/ Molly Nordstrom
Molly Nordstrom

/s/ Andrew L. Nordstrom
Andrew L. Nordstrom

/s/ Lisa Nordstrom
Lisa Nordstrom

Address for Family Owners:
1617 Sixth Avenue, Seattle, Washington 98101
Attention: Erik B. Nordstrom and Peter E. Nordstrom

Acknowledged and agreed:

COMPANY:

NORDSTROM, INC.

By:	/s/ Ann Munson Steines
Name:	Ann Munson Steines
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Address: 1617 Sixth Avenue, Seattle, Washington 98101
Attention: Ann Munson Steines, Chief Legal Officer, General Counsel and Corporate Secretary

FAMILY OWNERS:

Anne E. Gittinger Trust u/w Everett W. Nordstrom

By:	/s/ Charles W. Riley, Jr.
Name:	Charles W. Riley, Jr.
Title:	Trustee

/s/ James F. Nordstrom, Jr.
James F. Nordstrom, Jr.

/s/ Anne E. Gittinger
Anne E. Gittinger

1976 Elizabeth J. Nordstrom Trust FBO Anne Gittinger

By:	/s/ Anne E. Gittinger
Name:	Anne E. Gittinger
Title:	Trustee

Susan E. Dunn Trust u/w Elizabeth J. Nordstrom

By:	/s/ Susan E. Dunn
Name:	Susan E. Dunn
Title:	Trustee

/s/ Susan E. Dunn
Susan E. Dunn

/s/ Brandy F. Nordstrom
Brandy F. Nordstrom

/s/ Julie A. Nordstrom
Julie A. Nordstrom

Estate of Bruce A. Nordstrom

By:	/s/ Margaret Jean O’Roark Nordstrom
Name:	Margaret Jean O’Roark Nordstrom
Title:	Co-Executor of the Estate of Bruce A. Nordstrom

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Executor of the Estate of Bruce A. Nordstrom

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Executor of the Estate of Bruce A. Nordstrom

/s/ Margaret Jean O’Roark Nordstrom
Margaret Jean O’Roark Nordstrom

Katharine T. Nordstrom 2007 Trust Agreement

By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee

Julia K. Nordstrom 2007 Trust Agreement

By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee

Audrey G. Nordstrom 2007 Trust Agreement

By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee

LN 1989 TRUST JWN

By:	/s/ Linda Nordstrom
Name:	Linda Nordstrom
Title:	Trustee

LN Holdings JWN LLC

By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Manager

LN Holdings JWN II LLC

By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Manager

/s/ Alexandra F. Nordstrom
Alexandra F. Nordstrom

Blake & Molly Nordstrom 2012 Trust FBO Alexandra F. Nordstrom

By:	/s/ Alexandra F. Nordstrom
Name:	Alexandra F. Nordstrom
Title:	Trustee

Blake and Molly Nordstrom 2012 Trust FBO Andrew L Nordstrom

By:	/s/ Andrew L. Nordstrom
Name:	Andrew L. Nordstrom
Title:	Trustee

/s/ Leigh E. Nordstrom
Leigh E. Nordstrom

/s/ Samuel C. Nordstrom
Samuel C. Nordstrom

/s/ Sara D. Nordstrom
Sara D. Nordstrom

MESSRS. ERIK AND PETE NORDSTROM:

/s/ Erik B. Nordstrom
Erik B. Nordstrom

/s/ Peter E. Nordstrom
Peter E. Nordstrom

PETE AND BRANDY NORDSTROM 2012 CHILDREN'S TRUST

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee

PETE AND BRANDY NORDSTROM 2010 MFN TRUST

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee

PETE AND BRANDY NORDSTROM 2012 CFN TRUST

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee

Erik and Julie Nordstrom 2012 Sara D. Nordstrom Trust

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee

BRUCE AND JEANNIE NORDSTROM 2010 MFN TRUST

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee

BRUCE AND JEANNIE NORDSTROM 2012 CFN TRUST

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee

1976 Bruce A. Nordstrom Trust (aka 1976 Elizabeth J. Nordstrom Trust FBO Bruce A. Nordstrom)

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Trustee

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Trustee

Trust A u/w Frances W. Nordstrom

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Trustee

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Trustee

By:	/s/ Charles W. Riley, Jr.
Name:	Charles W. Riley, Jr.
Title:	Co-Trustee

Address: 1617 Sixth Avenue, Seattle, Washington 98101

Attention: Erik B. Nordstrom and Peter E. Nordstrom